Exhibit 99.1

OPNET Announces Preliminary Financial Results for Fourth Quarter of Fiscal 2012 and Schedules Teleconference/Webcast to Review Preliminary Results for Tuesday, April 10, 2012

BETHESDA, MD—April 10, 2012—OPNET Technologies, Inc. (NASDAQ: OPNT), the leading provider of solutions for application and network performance management, today announced that based on preliminary estimates it expects revenue for the fourth fiscal quarter, ended March 31, 2012, to be in the range of $44.4 to $44.6 million. Therefore, it expects revenue for fiscal 2012 to be in the range of $172.6 to $172.8 million. GAAP diluted net income per common share for the fourth quarter of fiscal 2012 is expected to be between $0.16 and $0.17. Non-GAAP diluted net income per common share for the fourth quarter of fiscal 2012 is expected to be between $0.20 and $0.21. The non-GAAP diluted net income per common share expectation for the fourth quarter excludes approximately $864,000 of expenses associated with stock-based compensation expense, amortization of acquired intangible assets, and the related impact of these adjustments on the provision for income taxes.

Marc A. Cohen, OPNET’s Chairman and CEO, stated, “While we are disappointed that we did not achieve our revenue guidance for the quarter, we believe the contributing factors were isolated and not a reflection of our overall business strength. In fact, our application performance management, or APM, product bookings grew 37% from the same quarter last fiscal year and accelerated from the growth rate we generated during the first three quarters of fiscal 2012. Our Q4 estimated revenue results were affected by last minute purchasing delays associated with approximately $2.4 million of deals we expected to close during the quarter. Two of these deals, which account for approximately 56% of the delayed total, have been partially booked and we expect the remaining portion of both deals to be booked by the end of April. The deals that make up the remaining delayed total are all in process, and are also expected to close by the end of April.”

Mr. Cohen continued, “Our preliminary full-year fiscal 2012 results reflect continued strength in APM product bookings, which increased 32% over the prior fiscal year and represented 76% of our total product bookings. Our network performance management, or NPM, product bookings put pressure on our total fiscal 2012 product bookings, declining 11% from the prior fiscal year, with Q4 declining 35% relative to Q4 of the prior fiscal year. We believe the expansion in APM will continue to be the driver for OPNET’s growth. We remain confident that our APM market opportunity and the competitive advantages offered by our products will enable us to generate long-term growth in revenue and profitability.”

Based on preliminary fiscal fourth quarter estimates:

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Product revenue decreased year-over-year by approximately 1.0% from $21.6 million for the same quarter in fiscal 2011. Product revenue for the quarter decreased sequentially by approximately 12.5% from $24.4 million for the third quarter of fiscal 2012.

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Product updates, technical support and services revenue increased year-over-year by approximately 16.5% from $14.1 million for the same quarter of fiscal 2011. Product updates, technical support and services revenue increased sequentially by approximately 4.4% from $15.7 million for the third quarter of fiscal 2012.

Based on preliminary full-year fiscal 2012 estimates:

•	Product revenue increased year-over-year by approximately 18.5% from $72.4 million for fiscal 2011.

•	Product updates, technical support and services revenue increased year-over-year by approximately 16.7% from $53.4 million for fiscal 2011.

OPNET will hold an investor conference call on Tuesday, April 10, 2012 at 6:00pm EDT to review preliminary financial results for the fourth quarter of fiscal 2012.

To listen to the OPNET investor conference call:

•	Call 877-377-7550 in the U.S. or 408-337-0151 for international callers, or

•	Use the webcast at www.opnet.com. Investors are advised to go to the web site at least 15 minutes early to register, download, and install any necessary audio software.

To listen to the archived call:

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Call the replay phone number at 855-859-2056 or 404-537-3406 for international callers. For replay, enter passcode # 70699205. The replay will be available from 9:00 pm Eastern Time April 10th through 11:59 pm Eastern Time April 16th.

•	The webcast will be available at www.opnet.com, archived for seven days.

The financial results for the fourth quarter of fiscal 2012 will be released in May 2012, date and time to be furnished.

Use of Non-GAAP Measures

OPNET uses a variety of financial measures that are not in accordance with generally accepted accounting principles, or GAAP, as supplemental measures to GAAP to evaluate its operational performance. These financial measures, which include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per common share, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is also included below. Non-GAAP gross margin is non-GAAP gross profit expressed as a percentage of GAAP total revenue. Non-GAAP operating margin is non-GAAP operating income expressed as a percentage of GAAP total revenue.

Management uses non-GAAP financial measures (a) to evaluate OPNET’s historical and prospective financial performance as well as its performance relative to its competitors, and (b) to measure operational profitability and the accuracy of forecasting. In addition, many financial analysts who follow OPNET focus on and publish both historical results and future projections based on non-GAAP financial measures. OPNET believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of OPNET’s competitors and may not be directly comparable to similarly titled measures of OPNET’s competitors due to potential differences in the exact method of calculation. OPNET compensates for these limitations by using these non-GAAP financial measures only as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments we use to derive these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Amortization of intangibles and its related tax impact. OPNET incurs amortization of intangibles related to various acquisitions it has made in recent years. This amortization is included in the following line items of its GAAP presentation:

•	cost of revenue — amortization of acquired technology and customer relationships

•	operating expenses — research and development

Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per common share when it evaluates the continuing operational performance of OPNET because these costs are fixed at the time of an acquisition, are then amortized over a period of three to five years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of OPNET during the applicable time period after a given acquisition, and it excludes such expenses when evaluating OPNET’s financial performance.

Stock-based compensation expense and its related tax impact. OPNET incurs expense related to stock-based compensation, which is included in the following line items of its GAAP presentation:

•	cost of revenue — product updates, technical support and services

•	cost of revenue — professional services

•	operating expenses — research and development

•	operating expenses — sales and marketing

•	operating expenses — general and administrative

Although stock-based compensation is an expense of OPNET and is viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per common share when it evaluates the continuing operational performance of OPNET. Specifically, OPNET excludes stock-based compensation during its quarterly and annual assessments of OPNET’s and management’s performance. In evaluating the performance of senior management, stock-based compensation is excluded from expenditure and profitability results.

Diluted weighted average common shares outstanding. Non-GAAP diluted net income per common share reflects the elimination of amortization of intangibles, stock-based compensation expense and the related tax impacts, all as discussed above. In addition, in cases in which the non-GAAP net income changes from negative to positive when compared to the GAAP net income, or vice versa, the non-GAAP per-share calculation also gives effect to an adjustment to the number of diluted weighted average common shares outstanding reflecting the application of the treasury method and the fact that shares previously considered anti-dilutive would now be considered dilutive, or vice versa.

About OPNET Technologies, Inc.

Founded in 1986, OPNET Technologies, Inc. (NASDAQ:OPNT) is the leading provider of solutions for application and network performance management. For more information about OPNET and its products, visit www.opnet.com.

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OPNET, OPNET Technologies, Inc. and all OPNET software product names are trademarks of OPNET Technologies, Inc. All other trademarks are the property of their respective owners.

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. OPNET Technologies, Inc. (“OPNET”) assumes no obligation to update statements. Forward-looking statements, including statements concerning expected revenue, diluted net income per share, and non-GAAP diluted net income per share for the fourth quarter of fiscal 2012 and fiscal 2012, are predictions based upon information available to OPNET as of the date of this press release and involve risks and uncertainties; therefore, actual events or results may differ materially. Factors that may cause OPNET’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk Factors” in OPNET’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, as filed with the Securities and Exchange Commission on June 3, 2011. The risk factors set forth in the Company’s Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: The word OPNET is spelled with all upper-case letters.

OPNET Media Contact:	OPNET Investor Relations:
Sue Cole	Mel Wesley
OPNET Technologies, Inc.	OPNET Technologies, Inc.
(919) 461-2445	(240) 497-3000
Media@opnet.com	ir@opnet.com
www.opnet.com	www.opnet.com